Exhibit 10.5

AMENDMENT NO. 2 TO STOCK REPURCHASE AGREEMENT

This AMENDMENT NO. 2 dated as of December 1, 2006 (“Amendment No. 2”) to STOCK REPURCHASE AGREEMENT entered into as of November 28, 2005 (“Stock Repurchase Agreement”), as previously amended on July 10, 2006 (“ Amended Stock Repurchase Agreement”) by and between Scientigo, Inc., a Delaware corporation (“Scientigo”), and Guideline, Inc., formerly known as Find/SVP, Inc., a New York corporation (“Guideline”).

RECITALS

A. Scientigo, TIGO Search, Inc., a Delaware corporation (“Tigo”), and Guideline have previously entered into that certain Transaction Agreement, dated as of the date hereof (the “Transaction Agreement”), pursuant to which, among other things, Guideline has been issued four hundred and ninety (490) shares of Tigo common stock, par value $0.001 per share (the “Tigo Shares”).

B.  Scientigo and Guideline have previously agreed to amend the Amended Stock Repurchase Agreement to provide for: (i) the establishment of the time period during which Scientigo shall repurchase Tigo Shares, (ii) a revised calculation method for the Scientigo Common Stock portion of the Repurchase Payment, and (iii) the securitization of Scientigo’s and Tigo’s obligations under this Agreement pursuant to the Amended and Restated Security Agreement and executed by Scientigo and Tigo for the benefit of Guideline.

C. Scientigo, having been unable to complete successfully a financing transaction on or before October 10, 2006, did not complete its repurchase obligation on or before October 10, 2006 as required under Amendment No. 1 to the Stock Purchase Agreement.

D. Scientigo requested Guideline for an extension of time to complete its repurchase obligation and in consideration of such request made a good faith payment of $100,000 on October 26, 2006. As a result, the remaining balance due from Scientigo to Guideline is $250,000.

NOW, THEREFORE, in consideration of the above recitals and the mutual agreements and covenants set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.  Capitalized Terms; Find/SVP, Inc, Change of Name. Unless otherwise defined, Capitalized Terms set forth herein shall have the meanings assigned to them in the Amended Stock Repurchase Agreement. Find/SVP, Inc. changed its name to Guideline, Inc. effective March 14, 2006 - consequently all references to Find/SVP in the Amended Stock Repurchase Agreement shall be read as referring to Guideline.

2.  Revision to Section 1. of Amended Stock Repurchase Agreement - Right of Repurchase.

Section 1 of the Amended Stock Repurchase Agreement is hereby amended as follows:

(a)  Section 1, subsection (ii) of the Amended Stock Repurchase Agreement is amended to delete “three months from the date hereof” and substitute in place thereof “December 31, 2006.”

(b)  The first paragraph of Section 1, subparagraph (b) of the Amended Stock Repurchase Agreement is amended in its entirety as follows:

“(b) Three Hundred Fifty Thousand Dollars ($350,000) in cash on or before the Repurchase Date as follows:

(i) $100,000 paid on October 26, 2006;

(ii) $50,000 on or before December 1, 2006;

(iii) $50,000 on or before December 15, 2006; and

(iii) $150,000 on or before December 31, 2006.

(c)  The penultimate paragraph of Section 1 of the Amended Stock Repurchase Agreement is hereby deleted in its entirety and the following paragraph is substituted therefore:

“In connection with the repurchase of the Tigo Shares, Scientigo shall notify Guideline two (2) business days in advance of the earlier of (i) or (ii) above and shall make transfer of the Scientigo Common Stock and shall pay the remaining balance of the cash portion of the Repurchase Payment to Guideline.”

3.  Miscellaneous.

(a)  No Other Changes in the Amended Stock Repurchase Agreement. Except as specifically amended above, the Amended Stock Repurchase Agreement shall remain in full force and effect in the original form as amended agreed by the Parties, and is hereby ratified and confirmed.

(b)  Governing Law. THIS AMENDMENT NO. 2 AND THE OBLIGATIONS OF EACH PARTY ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(c)  Counterparts.This Amendment No. 2 may be executed and delivered in counterparts, each of which shall constitute an original, and all of which together shall constitute one Amendment No. 2. A facsimile, telecopy or other reproduction of this Amendment No. 2 may be executed by either party, and an executed copy of this Amendment No. 2 may be delivered by either party by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to the Amended Stock Repurchase Agreement to be executed as of the date first written above.

SCIENTIGO, INC.

By:	/s/ Harry J. Pettit
Name: Harry J. Pettit
Title: Chief Executive Officer

GUIDELINE, INC.

By:	/s/ Peter Stone
Name: Peter Stone
Title: Chief Financial Officer